Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 28, 2005, in the Registration Statement (Form F-4) of Global Crossing (UK) Finance Plc and Global Crossing (UK) Telecommunications Limited for the registration of $200,000,000 of 10.75% Senior Secured Notes and £105,000,000 of 11.75% Senior Secured Notes of Global Crossing (UK) Finance Plc.

/s/    ERNST & YOUNG LLP

London, England

July 7, 2005